EXHIBIT A

Name, present principal occupation and address of employment of the executive officers, directors and controlling persons of Investor.

                                                                             Present Principal
                                                Present Position          Occupation and Address
        Name                   Citizenship        with Investor                of Employment
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Ralph J. Adkins                  U.S.A.     Chairman of the          Chairman of the Board & CEO
                                            Board & CEO              Chesapeake Utilities Corporation
                                                                     P.O. Box 615
                                                                     Dover, DE  19903-0615
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Philip S. Barefoot               U.S.A.     Vice President           Vice President
                                                                     Chesapeake Utilities Corporation
                                                                     P.O. Box 615
                                                                     Dover, DE  19903-0615
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Richard Bernstein                U.S.A.     Director                 President & CEO
                                                                     BAI Aerosystems, Inc.
                                                                     9040 Glebe Park Drive
                                                                     P.O. Box 1600
                                                                     Easton, MD  21601
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William C. Boyles                U.S.A.     Vice President &         Vice President & Secretary
                                            Secretary                Chesapeake Utilities Corporation
                                                                     P.O. Box 615
                                                                     Dover, DE  19903-0615
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Walter J. Coleman                U.S.A.     Director                 Retired
                                                                     495 N. Lake Lulu Drive
                                                                     Winter Haven, FL  33880
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John W. Jardine, Jr.             U.S.A.     Director                 Retired
                                                                     1963 Mitten Street
                                                                     Dover, DE  19901
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Michael P. McMasters             U.S.A.     Vice President,          Vice President, Treasurer & CFO
                                            Treasurer                Chesapeake Utilities Corporation
                                            & CFO                    P.O. Box 615
                                                                     Dover, DE  19903-0615
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Rudolph M. Peins, Jr.            U.S.A.     Director                 Retired
                                                                     1756 Jose Gaspar Drive
                                                                     Boca Grande, FL  33921-0728
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Robert F. Rider                  U.S.A.     Director                 Chairman of the Board & CEO
                                                                     O.A. Newton & Son
                                                                     Route 13
                                                                     Bridgeville, DE  19933
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John R. Schimkaitis              U.S.A.     President, COO &         President, COO & Director
                                            Director                 Chesapeake Utilities Corporation
                                                                     P.O. Box 615
                                                                     Dover, DE  19903-0615
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Jeremiah P. Shea                 U.S.A.     Director                 Retired
                                                                     2223 Old Orchard Road
                                                                     Wilmington, DE  19810
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Stephen C. Thompson              U.S.A.     Vice President           Vice President
                                                                     Chesapeake Utilities Corporation
                                                                     P.O. Box 615
                                                                     Dover, DE  19903-0615
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William G. Warden, III           U.S.A.     Director                 Director & Vice President
                                                                     Superior Group, Inc.
                                                                     3 Radnor Corporate Center
                                                                     Suite 400
                                                                     Radnor, PA  19087-8760
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